Exhibit 23.2

Consent of independent auditor

We hereby consent to the incorporation by reference in this registration statement on Form S-8 of IMV Inc. (the Company) of our report dated March 16, 2022, relating to the consolidated financial statements of the Company, which appears in Exhibit 99.2 of the Company's Annual Report on Form 40-F.

/s/ PricewaterhouseCoopers LLP

Québec, Quebec, Canada

March 25, 2022

PricewaterhouseCoopers LLP

Place de la Cité, Tour Cominar, 2640 Laurier Boulevard, Suite 1700, Québec, Quebec, Canada G1V 5C2

T: +1 418 522 7001, F: +1 418 522 5663, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.